UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 17, 2009

Yadkin Valley Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)

(336) 526-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a)          Departure of Directors.

On December 17, 2009, Ms. Faye B. Cooper, a Director of Yadkin Valley Financial Corporation (the “Company”) and Yadkin Valley Bank and Trust Company (the “Bank”), resigned from her position as Director to each of the Company and the Bank due to personal reasons, effective as of December 31, 2009.  Ms. Cooper’s decision to resign from the Board of Directors did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

At the time of her resignation, Ms. Cooper also served on the Company’s Executive Committee, Audit Committee, and Nominating and Compensation Committee. Ms. Cooper also served as Chair of the Marketing Committee for the Company’s wholly owned subsidiary, Yadkin Valley Bank and Trust Company.

The Company does not anticipate filling the vacancy on the board caused by Ms. Cooper’s resignation at this time.  Upon Ms. Cooper’s resignation, the Board of Directors of the Company has been decreased in size from 18 to 17 members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

Dated: December 23, 2009	By:	/s/ Jan H. Hollar
Jan H. Hollar
Chief Financial Officer